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Exhibit 1

DESCRIPTION OF THE SERIES B PREFERRED STOCK

        The following description of the material terms and provisions of the Series B Preferred Stock is only a summary and is qualified in its entirety by reference to our certificate of incorporation and the certificate of designations creating the Series B Preferred Stock, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

        Our certificate of incorporation authorizes our board of directors to issue up to 20,000,000 shares of our preferred stock, par value $.01 per share. We currently have outstanding 750,000 shares of our Series A convertible preferred stock.

        Subject to the limitations prescribed by our certificate of incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. The Series B Preferred Stock is a series of preferred stock. When issued, the shares of Series B Preferred Stock will be validly issued, fully paid and non-assessable.

Rank

        The Series B Preferred Stock shall rank, with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, (i) senior to our common stock and to any other class or series of our capital stock other than any class or series referred to in clauses (ii) and (iii) of this sentence, (ii) on a parity with any class or series of our capital stock, the terms of which specifically provide that such class or series of capital stock ranks on a parity with the Series B Preferred Stock as to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, and (iii) junior to our outstanding Series A convertible preferred stock and any other class or series of our capital stock, the terms of which specifically provide that such class or series ranks senior to the Series B Preferred Stock as to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up. For these purposes, debt securities of the Company which are convertible into or exchangeable for shares of our capital stock or any other debt securities of the Company shall not constitute a class or series of our capital stock.

Dividends

        Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series B Preferred Stock as to dividends, the holders of our Series B Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for the payment of dividends, cumulative cash dividends at the rate of 9.00% per annum of the $25.00 per share liquidation preference (equivalent to $2.25 per share). These dividends shall accrue and be cumulative from the date of the original issuance by the Company of shares of Series B Preferred Stock and will be payable quarterly in arrears on the first day of February, May, August and November of each year or, if not a business day, the next succeeding business day. The first dividend, which will be paid on November 1, 2002, will be for less than a full quarter and will reflect dividends accumulated from the original issuance through, and including, November 1, 2002. A dividend payable on the Series B Preferred Stock for any partial dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stockholder records at the close of business on the applicable record date, which will be such date designated by our board of directors for the payment of dividends that is not more than 30 nor less than 10 days before the dividend payment date.

        We will not declare dividends on the Series B Preferred Stock, or pay or set apart for payment dividends on the Series B Preferred Stock at any time if the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits the declaration, payment or setting apart for payment or provides that the declaration, payment or setting apart for payment would constitute a breach of or a default under the agreement, or if the declaration or payment is restricted or prohibited by law.

        Notwithstanding the foregoing, dividends on the Series B Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. Except as described in the next paragraph, we will not declare or pay or set aside for payment dividends, and we will not declare or make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock, or shares of any other class or series of our capital stock ranking, as to dividends, on a parity with or junior to the Series B Preferred Stock (other than a dividend paid in shares of common stock or in shares of any other class or series of capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation) for any period, nor will we redeem, purchase or otherwise acquire for consideration, or make any other distribution of cash or other property, directly or indirectly, or pay or make available any monies for a sinking fund for the redemption of any common stock, or on any other capital stock ranking junior to or on a parity with the Series B Preferred Stock as to dividends or upon liquidation (except by conversion into or exchange for other shares of capital stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, and except for, in accordance with certain provisions of the certificate of incorporation, under which Series B Preferred Stock owned by a stockholder in excess of the ownership limit discussed under "Restrictions on Ownership and Transfer" in the accompanying prospectus will be transferred to a trust and may be purchased by us under certain circumstances) unless full cumulative dividends on the Series B Preferred Stock for all past dividend periods and the then current dividend period have been or contemporaneously are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for such payment.

        When we do not pay dividends in full (or we do not set apart a sum sufficient to pay them in full) upon the Series B Preferred Stock and the shares of any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred Stock, we will declare any dividends upon the Series B Preferred Stock and any other series of preferred stock ranking on a parity as to dividends with the Series B Preferred Stock proportionately so that the amount of dividends declared per share of Series B Preferred Stock and such other series of preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other series of preferred stock (which will not include any accrual in respect of unpaid dividends on such other series of preferred stock for prior dividend periods if such other series of preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

        Holders of shares of Series B Preferred Stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series B Preferred Stock as described above. Any dividend payment made on the Series B Preferred Stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series B Preferred Stock will accumulate as of the due date for the dividend payment on which they first become payable.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, the holders of shares of Series B Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our capital stock ranking junior to the Series B Preferred Stock as to liquidation rights. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock ranking on a parity with the Series B Preferred Stock in the distribution of assets, then the holders of the Series B Preferred Stock and all other classes or series of capital stock ranking on a parity with the Series B Preferred Stock will share proportionately in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series B Preferred Stock will be entitled to written notice of any liquidation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the sale, lease or conveyance of all or substantially all of our property or business will not be deemed to constitute our liquidation, dissolution or winding-up.

Redemption

        Shares of Series B Preferred Stock are not redeemable before October 9, 2007. However, in order to ensure that we remain qualified as a REIT for federal income tax purposes, the Series B Preferred Stock will be subject to provisions of the certificate of incorporation, under which Series B Preferred Stock owned by a stockholder in excess of the ownership limit discussed under "Restrictions on Ownership and Transfer" in the accompanying prospectus will be transferred to a trust and may be purchased by us under certain circumstances. On or after October 9, 2007, we may, at our option upon not less than 30 nor more than 60 days' written notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share plus all accrued and unpaid dividends (except as provided below), if any (whether or not declared) to the date fixed for redemption, without interest. If we redeem fewer than all of the outstanding shares of Series B Preferred Stock, the shares of Series B Preferred Stock to be redeemed will be redeemed proportionately (as nearly as may be practicable without creating fractional shares) or by lot or by any other equitable method as we may determine. Holders of Series B Preferred Stock to be redeemed will surrender the preferred stock at the place designated in such notice and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption following surrender of the preferred stock. If (i) we have given notice of redemption of any shares of Series B Preferred Stock, (ii) we have irrevocably set aside the funds necessary for the redemption (and, if the redemption date falls after a date designated by our board of directors for the payment of a dividend and prior to the corresponding date on which a dividend is scheduled to be paid, we have irrevocably set aside the amount of cash necessary to pay the dividends payable on the date such dividends are to be paid in respect of the shares of Series B Preferred Stock) in trust for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, and (iii) we have given irrevocable instructions to pay such redemption price, and if applicable, such dividends, then from and after the redemption date dividends will cease to accrue on such shares of Series B Preferred Stock, the shares of Series B Preferred Stock will no longer be deemed outstanding and all rights of the holders of the shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon the redemption, without interest. The redemption provisions of the Series B Preferred Stock do not in any way limit or restrict our right or ability to purchase, from time to time either at a public or a private sale, all or any part of the Series B Preferred Stock at such price or prices as we may determine, subject to the provisions of applicable law.

        Unless we have declared and paid in cash, or we are contemporaneously declaring and paying, or we have declared and set aside a sum sufficient for the payment of, the full cumulative dividends on all Series B Preferred Stock for all past dividend periods and the then current dividend period, we may not redeem any Series B Preferred Stock unless we simultaneously redeem all outstanding shares of Series B Preferred Stock and we will not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock except by exchange for shares of capital stock ranking junior to the Series B Preferred Stock as to dividends and amounts upon liquidation; except that we may purchase shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock or, subject to certain provisions of our certificate of incorporation, we may, under certain circumstances, purchase shares of Series B Preferred Stock owned by a stockholder in excess of the ownership limit.

        We will give notice of redemption by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the shares of Series B Preferred Stock to be redeemed at their respective addresses as they appear on our share transfer records. No failure to give such notice or any defect in the notice or in the mailing thereof will affect the sufficiency of notice or validity of the proceedings for the redemption of any Series B Preferred Stock except as to a holder to whom notice was defective or not given. A redemption notice will be conclusively presumed to have been duly given on the date mailed whether or not the holder actually received the redemption notice. Each notice will state (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series B Preferred Stock to be redeemed; (iv) the place or places where certificates for shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; and (v) that dividends on the Series B Preferred Stock to be redeemed will cease to accrue on the redemption date. If we redeem fewer than all of the shares of Series B Preferred Stock held by any holder, the notice mailed to such holder will also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

        If a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, each holder of Series B Preferred Stock at the close of business of such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before that dividend payment date. Except as described above and except to the extent the redemption price includes all accrued and unpaid dividends, we shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock for which a notice of redemption has been given.

        The shares of the Series B Preferred Stock that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of Series B Preferred Stock.

        The Series B Preferred Stock will have no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that we remain qualified as a REIT for federal income tax purposes, the Series B Preferred Stock will be subject to provisions of our certificate of incorporation, under which Series B Preferred Stock owned by a stockholder in excess of the ownership limit discussed under "Restrictions on Ownership and Transfer" in the accompanying prospectus will be transferred to a trust and may be purchased by us under certain circumstances.

Voting Rights

        Holders of the Series B Preferred Stock will not have any voting rights, except as provided by applicable law and as described below.

        Whenever dividends on any shares of Series B Preferred Stock are in arrears for six or more consecutive or non-consecutive quarterly periods, a preferred dividend default will exist, and the holders of the Series B Preferred Stock (voting separately as a class with all other series of parity preferred stock of the Company upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional directors of the Company at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on the Series B Preferred Stock and all other series of parity preferred stock upon which like voting rights have been conferred and are exercisable will have been fully paid or declared and a sum sufficient has been set aside to pay them. Upon such election, the number of members of our entire board of directors will be increased by two directors. If and when all accumulated dividends and the accrued dividend for the then current dividend period shall have been paid on such Series B Preferred Stock and all series of preferred stock upon which like voting rights have been conferred and are exercisable, the term of office of each of the additional directors so elected will terminate and the entire board of directors shall be reduced accordingly. So long as a preferred dividend default continues, any vacancy in the office of additional directors elected under this section may be filled by written consent of the director elected as described in this paragraph who remains in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series B Preferred Stock when they have the voting rights described above (voting separately as a class with all other series of parity preferred stock upon which like voting rights have been conferred and are exercisable). Each of the directors elected as described in this paragraph will be entitled to one vote on any matter.

        So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of two-thirds of the shares of Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with the Series B Preferred Stock voting separately as a class): (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up or reclassify any of our authorized shares into capital stock of that kind, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock; or (ii) amend, alter or repeal the provisions of the certificate of incorporation or certificate of designations, whether by merger, consolidation, transfer or conveyance of substantially all of its assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or its holders; except that with respect to the occurrence of any of the events described in (ii) above, so long as the Series B Preferred Stock remains outstanding with the terms of the Series B Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in (ii) above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting power of holders of Series B Preferred Stock and except that (A) any increase in amount of the authorized Series B Preferred Stock or the creation or issuance of any other series of preferred stock or (B) any increase in the number of authorized shares of Series B Preferred Stock or any other series of preferred stock, in each case ranking on a parity with or junior to the Series B Preferred Stock of such series with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or before to the time when the act with respect to which the vote would otherwise be required is effected, all outstanding shares of Series B Preferred Stock are redeemed or called for redemption upon proper notice and we deposit sufficient funds, in cash, in trust to effect the redemption.

        In any matter in which the Series B Preferred Stock may vote (as expressly provided in the certificate of designations or as may be required by law), each share of Series B Preferred Stock shall be entitled to one vote, except that when any other series of our preferred stock shall have the right to vote with the Series B Preferred Stock as a single class on any matter, the Series B Preferred Stock and such other series shall have with respect to such matters one vote per each $25.00 of stated liquidation preference.

Conversion

        The shares of Series B Preferred Stock are not convertible into or exchangeable for any of our other property or securities.

Restrictions on Ownership and Transfer

        As discussed under "Restrictions on Ownership and Transfer" in the accompanying prospectus, for us to qualify as a REIT under the Internal Revenue Code, transfer of our capital stock, which includes the Series B Preferred Stock, is restricted and not more than 50% in value of our outstanding capital stock may be owned, directly or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities, during the last half of any taxable year. As a result, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, subject to limited exceptions, more than 9.225% of the value of our outstanding capital stock.

Transfer Agent

        The transfer agent, registrar and dividend disbursing agent for the Series B Preferred Stock will be EquiServe Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

        The following description sets forth the general terms of the preferred stock that we may issue, as well as the terms of preferred stock that we have issued. This description and the description contained in any prospectus supplement are not complete and are subject to and qualified in their entirety by reference to our certificate of incorporation, the applicable certificate of designations that describes the terms of the related class or series of preferred stock, and the bylaws, each of which we will make available upon request.

General

        Our certificate of incorporation authorizes our board of directors to issue up to 20,000,000 shares of preferred stock. In April 2001 and May 2001, we issued a total of 750,000 shares of series A cumulative convertible preferred stock to iStar Preferred Holdings LLC in a private placement. At September 23, 2002, all of the 750,000 shares of series A preferred stock were issued and outstanding. We have not registered the resale of the series A preferred stock with the Commission under the Securities Act of 1933. Consequently, our series A preferred stock is not freely transferable. However, we have registered the resale of the underlying shares of our common stock into which the series A preferred stock is convertible.

        At September 23, 2002, 19,250,000 authorized shares of preferred stock remained authorized but unissued. Subject to the rights of holders of our series A preferred stock and the limitations prescribed by Delaware law, under our certificate of incorporation, our board of directors may designate and issue, from time to time, one or more classes or series of preferred stock with the rights and preferences that our board of directors may determine. Our board of directors also may classify or reclassify any unissued preferred stock by setting or changing the number, designation, preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of any class or series of preferred stock. Because our board of directors has the power to establish the rights and preferences of each class or series of preferred stock, holders of any class or series of our preferred stock may have rights senior to the rights of holders of our common stock.

        Shares of any class or series of our preferred stock, when issued, will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        We make specific reference to the prospectus supplement relating to the class or series of preferred stock being offered. The prospectus supplement will contain terms that apply in specific to the preferred stock being offered, such as:

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  the title and stated value of the preferred stock;

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  the number of shares of the preferred stock, the liquidation preference per share and the purchase price of the preferred stock;

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  the dividend rate, period and/or payment date, or provisions for calculating any of them, for the preferred stock;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

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  the procedures for any auction and remarketing for the preferred stock;

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  the provisions for any sinking fund for the preferred stock;

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  the provisions for redemption, if applicable, of the preferred stock;

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  any listing of the preferred stock on any securities exchange or market;

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  the terms and conditions, if applicable, for the conversion of the preferred stock into common stock, including the conversion price, or provisions for calculating the conversion price, and the conversion period;

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  any voting rights of the preferred stock;

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  whether interests in the preferred stock will be represented by depository shares;

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  a discussion of any material United States federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

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  any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

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  in addition to those limitations described below, any other limitations on actual or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

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  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

        Our series A preferred stock ranks senior to our common stock and all other equity securities that we may issue without first obtaining the consent of the holders of a majority of the outstanding shares of our series A preferred stock. Holders of a majority of the outstanding shares of our series A preferred stock have the right to consent to the issuance of equity securities that are senior to or on a parity with the series A preferred stock as to dividends and liquidating distributions. If they do so, those equity securities will rank senior to or on parity with, as applicable, our series A preferred stock.

        Unless otherwise specified in the applicable prospectus supplement as to dividend rights and rights upon our liquidation, dissolution or winding up, the preferred stock that we may issue without first obtaining the consent of the holders of a majority of the outstanding shares of our series A preferred stock will rank:

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  junior to our series A preferred stock;

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  senior to all classes or series of common stock and to all other equity securities that we may issue with terms specifically providing that the particular equity securities rank junior to the preferred stock;

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  on a parity with all equity securities that we may issue with terms specifically providing that the particular equity securities rank on a parity with the preferred stock; and

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  junior to all equity securities that we may issue with terms specifically providing that the particular equity securities rank senior to the preferred stock.

The term "equity securities" does not include convertible debt securities.

Dividends

  Series A Preferred Stock

        Our series A preferred stock ranks, as to dividends, senior to our common stock and all classes and series of capital stock that we may issue without the consent of the holders of a majority of the outstanding shares of our series A preferred stock. Before we may pay any dividends on our common stock or on any other equity securities that we issue, we must (1) pay, or declare and set aside a sum sufficient to pay, full dividends on our series A preferred stock, including any accrued but unpaid dividends, and (2) set aside for payment a sum sufficient for the payment of the dividends on the series A preferred stock for the then current dividend period.

        The holders of our series A preferred stock are entitled to receive cumulative cash dividends on each share of our series A preferred stock. We are required to pay dividends on our series A preferred stock semi-annually in arrears on June 30 and December 31 of each year. The dividends are cumulative from the date of original issuance. If an event of noncompliance occurs under the series A preferred stock agreement, subject to a cure period for curable events, or if we fail to make two semi-annual dividend payments within 30 days of the required dividend payment date, we will be required to make quarterly dividend payments on June 30, September 30, December 31 and March 31 of each year.

        The dividend payable on our series A preferred stock is based on a $100 per share liquidation preference, as adjusted for events such as stock splits, reverse stock splits and stock dividends, plus any accrued but unpaid dividends at the "regular rate" of:

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  11.0% per year for the period between May 1, 2002 and April 30, 2003; and

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  11.5% per year commencing May 1, 2003.

If we have not repurchased our outstanding series A preferred stock by April 30, 2004, the dividend rate will increase by 4% (or 400 basis points) per year on April 30, 2004 and on each subsequent scheduled payment date. However, if there are four scheduled payment dates per year, the dividend rate will increase by no more than 2% (or 200 basis points) per year on each scheduled payment date. The dividend rate may increase to a maximum rate of 20% per year. Despite the dividend rate increases on April 30, 2004 and on the scheduled payment date between April 30, 2004 and October 30, 2004, if we repurchase our outstanding series A preferred stock between April 30, 2004 and October 30, 2004, we will not be required to pay the accrued but unpaid dividends that are in excess of dividends that would have accrued at the regular rate of 11.5%. However, if we fail to make the repurchase during this six-month period, we will be required to pay on October 30, 2004 to the holders of our series A preferred stock the aggregate accrued but unpaid dividends, calculated based on the increased rate.

        If an event of noncompliance occurs under the series A preferred stock purchase agreement, subject to a cure period for curable events, or if we fail to make a required dividend payment within 30 days of the required dividend payment date, the dividend rate will increase to 14.62% per year. Events of noncompliance include material events such as:

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  a violation of covenants restricting, among other things, (1) our incurrence of additional debt, (2) our sale of our wholly-owned properties, (3) our repurchase of our equity securities and (4) our engagement in mergers and consolidations;

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  our failure to observe our obligations in connection with our call rights to require the holders of series A preferred stock to sell to us all of the then outstanding shares of series A preferred stock; and

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  our failure to observe our obligations in connection with the put rights of the holders of series A preferred stock to require us to repurchase some or all of the then outstanding series A preferred stock.

  Preferred Stock Generally

        As to dividend rights, the preferred stock that we may issue without first obtaining the consent of the holders of a majority of the outstanding shares of our series A preferred stock will rank junior to our series A preferred stock. Additionally, so long as any shares of series A preferred stock remain outstanding, we may not, without the consent of the holders of a majority of the outstanding shares of series A preferred stock, declare or pay any dividends on any capital stock ranking junior to our series A preferred stock as to dividends without:

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  paying full dividends due on the series A preferred stock as of the last scheduled dividend payment date, and

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  setting aside any dividends that have accumulated on the series A preferred stock since the last scheduled dividend payment date for payment on the next scheduled dividend payment date.

The following description of dividend rights for preferred stock generally should be read in the context of the related rankings.

        Unless otherwise specified in the applicable prospectus supplement, holders of each class or series of preferred stock will be entitled to receive, when, as and if declared by our board of directors, dividends out of our assets that are legally available for payment to our stockholders. We must pay dividends in cash, in kind or in other property, if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as described in the applicable prospectus supplement. We will pay dividends to the holders of record on our stock transfer books on the record dates fixed by our board of directors.

        Dividends on any class or series of preferred stock may be cumulative or non-cumulative. Dividends, if cumulative, will accumulate from and after the date stated in the applicable prospectus supplement. Our board of directors is not required to and therefore may not declare a dividend on a dividend payment date on any class or series of the preferred stock with non-cumulative dividends. If a dividend is not declared on a class or series of preferred stock with non-cumulative dividends, then the holders of that class or series of preferred stock will have no right to receive a dividend for that dividend period. We will not be obligated to pay the dividend accumulated for that period even if dividends on that class or series of preferred stock are declared payable on any future dividend payment date for a future dividend period.

        Unless otherwise specified in the applicable prospectus supplement, if any shares of a class or series of preferred stock are outstanding, we generally may not pay, or declare and set aside a sum to pay, full dividends for any period on any shares of our capital stock of any other class or series that rank, as to dividends, on a parity with or junior to the outstanding preferred stock. However, we may do so if we contemporaneously declare and pay, or declare and set aside a sum sufficient to pay, full dividends, including any applicable cumulative amount, on the outstanding preferred stock. If we do not pay, or set aside a sum sufficient to pay, full dividends on the outstanding preferred stock and the other classes or series of capital stock ranking on a parity as to dividends, all dividends will be considered declared pro rata. In that event, the amount of dividends that we have declared per share on the outstanding preferred stock and the other classes or series of capital stock ranking on a parity as to dividends will bear to each other the same ratio that accumulated dividends per share on the outstanding preferred stock and the other classes or series of capital stock bear to each other. This ratio as applied to any class or series of preferred stock will not include any accumulation of unpaid dividends for prior dividend periods if dividends on that class or series of preferred stock are not cumulative. We generally will not pay any interest, or sum of money in lieu of interest, on any dividends on shares of preferred stock that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless we have (1) declared and paid, or contemporaneously declare and pay, full dividends, including any applicable cumulative amount, on the outstanding preferred stock for all prior dividend periods and (2) set aside for payment a sum sufficient for the payment of the dividend for the then current dividend period, then:

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  we may not (1) declare and pay or set aside sums to pay any dividends, or (2) distribute or set aside for distribution upon our liquidation, dissolution or winding up, on other shares of our capital stock ranking junior to or on a parity with the outstanding preferred stock as to dividends or liquidating distributions, other than in shares of our common stock or other capital stock of ours ranking junior to the outstanding preferred stock; and

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  we may not redeem, purchase or otherwise acquire any shares of our common stock or any other capital stock of ours ranking junior to or on a parity with the outstanding preferred stock as to dividends or liquidating distributions, for any consideration or any money paid to or made available for a sinking fund for the redemption of the outstanding capital stock, except by converting into or exchanging for other shares of our capital stock ranking junior to the shares of that class or series of preferred stock as to dividends and liquidating distributions.

        As a general rule, for purposes of determining whether a distribution made on our capital stock is a taxable dividend, we allocate our current and accumulated earnings and profits as follows:

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  first, to the distributions made on our preferred stock, and among classes and series of preferred stock in accordance with their priorities; and

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  second, if any accumulated earnings and profits are remaining, to the distributions made on our common stock.

The effect of this rule is to cause all distributions made on our preferred stock to be fully taxable as dividends before any portion of a distribution made on our common stock is taxable as a dividend.

        For any taxable year, we may elect to designate as "capital gain dividends" any portion of the dividends that we have paid, or that we made available for the year, to holders of all classes of our capital stock. If we do so, the portion of the designated "capital gains dividends" that will be allocable to the holders of preferred stock will be the capital gains dividends amount multiplied by a fraction. This fraction will have as its numerator the total dividends that we have made or that we made available to the holders of the preferred stock for the year, and as its denominator the total dividends that we have made or made available to holders of all classes of our capital stock.

Redemption

  Series A Preferred Stock

        We have the right to repurchase our series A preferred stock. The holders of shares of our series A preferred stock are subject to our call right to repurchase on one occasion all of our then outstanding series A preferred stock. The call price we must pay varies based on when we exercise our call right:

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  If we repurchase our series A preferred stock between May 1, 2002 and November 10, 2003, the call price that we must pay is the "early call price" of $100 plus a yield maintenance premium, which is a dollar amount based on a formula designed to give holders of our series A preferred stock the then present value of payments that they otherwise would receive if we did not exercise our call right, taking into account the payment of all required dividends paid at the regular dividend rate.

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  If we repurchase our series A preferred stock on November 11, 2003 or thereafter, the call price that we must pay is the amount required to generate a 14.62% internal rate of return, as described in the certificate of designations of the series A preferred stock, plus all accrued but unpaid dividends through the date of repurchase.

If we exercise our call right but fail to make the required call payment on a timely basis, then the call price will increase substantially based on a 17.62% internal rate of return, as described in the certificate of designations of the series A preferred stock. Our failure to make the required call payment also constitutes a material event of noncompliance that triggers the put right of the holders of our series A preferred stock to require us to repurchase all or a portion of our series A preferred stock.

        Holders of our series A preferred stock have the right under the series A preferred stock purchase agreement to require us to repurchase the series A preferred stock if:

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  a change in control occurs;

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  we fail, or we are deemed based on substantial evidence to fail, to continue to qualify as a REIT;

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  a material event of noncompliance occurs, such as:

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  a violation of various restrictive covenants, including (1) our incurrence of additional debt, (2) our sale of our wholly-owned properties, (3) our repurchase of our equity securities and (4) our engagement in mergers and consolidations; or

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  our failure to observe our obligations in connection with our call right to require the holders of series A preferred stock to sell to us all of the then outstanding shares of series A preferred stock, including our failure to make the required call payment on a timely basis; or

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  shares of series A preferred stock remain issued and outstanding after April 30, 2006.

        Generally, the repurchase price varies based on the event giving rise to the put right of the holders of series A preferred stock and the time of its occurrence:

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  If a change in control occurs between May 1, 2002 and April 30, 2003, the repurchase price will be the greater of (1) $104.50, plus all accrued but unpaid dividends through the date of repurchase, and (2) the "standard put payment," which is an amount required to generate a 14.62% internal rate of return, as described in the certificate of designations of the series A preferred stock, plus all accrued but unpaid dividends through the date of repurchase.

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  If a change in control occurs between May 1, 2003 and April 30, 2004, the repurchase price will be the greater of $103, plus all accrued but unpaid dividends through the date of repurchase, and the standard put payment.

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  (1) If a change in control occurs on May 1, 2004 or thereafter, (2) if we inadvertently fail to maintain our REIT status, or (3) at any time after April 30, 2006, the repurchase price will be the standard put payment.

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  If an inadvertent material event of noncompliance occurs, the repurchase price will be (1) the standard put payment plus (2) for the period between the date on which the material event of noncompliance occurs and the date of repurchase, an amount required to generate a 17.62% internal rate of return, as described in the certificate of designations of the series A preferred stock.

        However, if the event is our failure to continue to qualify as a REIT or a material event of noncompliance, in each case caused by our willful and intentional actions, then the repurchase price will be (1) the "increased put payment," which is an amount required to generate a 17.62% internal rate of return, as described in the certificate of designations of the series A preferred stock, which rate will be calculated from the date of purchase, plus (2) all accrued but unpaid dividends through the date of repurchase.

  Preferred Stock Generally

        Generally, we may not redeem, purchase or otherwise acquire shares of our common stock or other equity securities that we may issue without first obtaining the consent of the holders of a majority of the outstanding shares of our series A preferred stock. However, we may acquire equity securities when required under our certificate of incorporation to preserve our REIT status and we may acquire shares of common stock having a total purchase price, when aggregated with the purchase price of common stock and units of Mills LP that we acquire, of up to $50,000,000, subject to a maximum of $25,000,000 for any 12 month period. The following description of redemption rights for preferred stock generally should be read in the context of the foregoing.

        A prospectus supplement may describe redemption provisions for our preferred stock. Any class or series of preferred stock may be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices described in the prospectus supplement.

        The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify:

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  the number of shares of preferred stock that we will redeem;

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  the dates on or the period during which we will redeem the shares; and

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  the redemption price that we will pay per share, plus accrued but unpaid dividends.

        We will pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If required by the applicable prospectus supplement, we will pay the redemption price for preferred stock of any class or series only from the net proceeds of the issuance of shares of our capital stock. In that case, the terms of the applicable preferred stock may provide for the automatic and mandatory conversion of that preferred stock into shares of specified capital stock (1) if we have not issued any shares of our capital stock, the proceeds of which we are to use in redeeming our preferred stock, or (2) to the extent the net proceeds from any issuance are insufficient to pay in full the total redemption price then due. The applicable prospectus supplement will provide specific conversion provisions.

        The holders of record of preferred stock at the close of business on a dividend record date will be entitled to receive the dividend payable on their preferred stock, including any applicable cumulative amount, on the corresponding payment date. These record holders will be entitled to the dividend even if their preferred stock then is redeemed before they receive the dividend payment. If we pay the dividend before we pay the redemption price, then the redemption price will not include the dividend.

        Unless we have declared and paid, or simultaneously declare and set aside a sum sufficient to pay, full dividends, including any applicable cumulative amount, for the then current dividend period on a class or series of preferred stock that is subject to mandatory redemption, then:

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  we may not redeem, whether mandatorily or at our option, any shares of that class or series of preferred stock unless we simultaneously redeem all outstanding shares of that class or series of preferred stock; and

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  we may not purchase or otherwise acquire directly or indirectly any shares of that class or series of preferred stock, except by conversion into or exchange for shares of our capital stock ranking junior to that class or series of preferred stock as to dividends and liquidating distributions.

However, we will have the right to redeem, purchase or acquire shares of that class or series of preferred stock or any other capital stock of ours (1) in order to preserve our REIT status or (2) as part of a purchase or exchange offer that we make on the same terms to holders of all outstanding shares of that class or series of preferred stock.

        If less than all of the outstanding shares of any class or series of preferred stock are to be redeemed, we will determine the number of shares to be redeemed and we will redeem pro rata from the holders of record in proportion to the number of shares held, or for which redemption is requested, by each holder or by lot in a manner that we determine.

        We will mail or cause to be mailed a notice of redemption to each holder of record of any class or series of preferred stock to be redeemed. We will mail this redemption notice between 30 and 60 days before the redemption date to the address shown on our stock transfer books for each holder. Each redemption notice will state:

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  the redemption date;

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  the number and class or series of shares of preferred stock that we are redeeming;

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  the place or places where holders must surrender their preferred stock certificates for payment of the redemption price;

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  that distributions on the shares to be redeemed will cease to accrue on the redemption date; and

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  the date upon which the holders' conversion rights, if any, as to the shares will terminate.

        If we redeem fewer than all of the outstanding shares of any class or series of preferred stock, we will specify in the redemption notice the number of shares that we will redeem from each holder. If we have given a redemption notice as required and we have set aside the funds necessary for the redemption, then, from and after the redemption date, distributions no longer will accumulate on that preferred stock. Additionally, all rights of the holders of those shares will terminate, except for the right to receive the redemption price. All redemption funds set aside must be put into a trust for the benefit of the holders of the shares called for redemption.

Liquidation Preference

  Series A Preferred Stock

        As to the distribution of assets upon our liquidation, dissolution or winding up, our series A preferred stock ranks senior to our common stock and all series and classes of capital stock that we may issue without the consent of the holders of a majority of the outstanding shares of our series A preferred stock. If we liquidate, dissolve or wind up, each holder of our series A preferred stock will have the right to receive the greater of:

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  the amount required to generate a 14.62% internal rate of return, as described in the certificate of designations of the series A preferred stock, plus all accrued but unpaid dividends; and

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  the amount that the holder of series A preferred stock would receive if the holder then held the number of shares of our common stock receivable if the holder were to convert the holder's shares of series A preferred stock into common stock immediately before our liquidation, dissolution or winding up, assuming that all outstanding shares of series A preferred stock were converted.

If our assets upon liquidation, dissolution or winding up are insufficient to make full liquidating distributions to the holders of our series A preferred stock, then we will distribute all of our assets ratably among the holders in proportion to the number of shares of series A preferred stock that each of the holders owns on the date of our liquidation, dissolution or winding up.

        For purposes of the general liquidation preference of the holders of our series A preferred stock, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business will constitute a liquidation, dissolution or winding up. The holders of a majority of the outstanding shares of series A preferred stock may consider, for purposes of their liquidation preference, the voluntary or involuntary liquidation, dissolution or winding up of Mills LP to be our liquidation, dissolution or winding up.

  Preferred Stock Generally

        Our common stock and all classes and series of preferred stock that we may issue without the consent of the holders of a majority of the outstanding shares of our series A preferred stock are junior to our series A preferred stock. The following description of liquidation preference should be read in the context of the foregoing.

        If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, we first must make liquidating distributions to holders of our preferred stock before we make any liquidating distributions or other payments to the holders of our common stock or any other class or series of our capital stock ranking junior to our preferred stock as to the distribution of assets upon our liquidation, dissolution or winding up. The holders of each class or series of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference described in the applicable prospectus supplement, plus all accumulated and unpaid dividends. After we pay to the holders of our preferred stock the full amount of the liquidating distributions to which they are entitled, the holders will have no right or claim to any of our remaining assets.

        We may not have sufficient available assets to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts that we are required to pay on all shares of other classes or series of our capital stock ranking on a parity with the preferred stock as to liquidating distributions. In that case, the holders of our preferred stock and the holders of all other classes or series of capital stock will share ratably in the distribution of assets in proportion to the full liquidating distributions to which each of them would otherwise be entitled.

        After we make full liquidating distributions to all holders of preferred stock, we will distribute our remaining assets among the holders of shares of any other classes or series of capital stock ranking junior to the preferred stock as to the distribution of assets upon our liquidation, dissolution or winding up. We will make liquidating distributions of our remaining assets, if any, to these holders in accordance with their respective rights and preferences and based on the number of shares that each holder owns.

        For purposes of the general liquidation preference of the holders of preferred stock, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business will not constitute a liquidation, dissolution or winding up of the company.

Voting Rights

  Series A Preferred Stock

        Holders of our series A preferred stock generally do not have voting rights. Holders of our series A preferred stock have voting rights only if an event of noncompliance occurs, subject to a cure period for curable events, under the series A preferred stock purchase agreement or if we fail to make a required dividend payment within 30 days as of the required dividend payment date:

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  holders of series A preferred stock will vote with holders of common stock on all matters submitted to a vote of our stockholders, and will have the number of votes equal to the number of shares of common stock that they would receive if they were to convert their shares of series A preferred stock into common stock; and

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  holders of series A preferred stock will have the right to elect one member to our board of directors.

If a failure to make a required payment continues through the next scheduled dividend payment date, holders of series A preferred stock would have the right to elect an additional member to our board of directors.

        In the event that holders of our series A preferred stock become entitled to elect one or more members to our board of directors, any holder of record of our series A preferred stock may make a written request to the corporate secretary at our registered office to call a special meeting of the holders of the outstanding shares of series A preferred stock for the purpose of electing such member or members to our board of directors. The holders of a majority of the outstanding shares of series A preferred stock present in person or by proxy will constitute a quorum for the election of directors. The vote of the holders of a majority of the shares present at a meeting that satisfies the quorum requirement will be sufficient to elect a director. Upon the election of a director by the holders of our series A preferred stock, the number of members of our board of directors automatically will increase. The persons so elected by the holders of our series A preferred stock will hold office until their successors have been elected by the holders of our series A preferred stock or, if earlier, until the event of noncompliance has been cured and all accrued and unpaid dividends, including the then current payment for the next dividend payment date, have been paid in full or until such time as there are no outstanding shares of series A preferred stock.

  Preferred Stock Generally

        Holders of preferred stock will not have any voting rights, except as described above for holders of our series A preferred stock or, for all other classes and series of preferred stock, as described below or as otherwise from time to time required by law. The applicable prospectus supplement also may describe additional voting rights for any class or series of our preferred stock.

        Whenever distributions on any shares of preferred stock are in arrears for six or more consecutive quarterly periods, holders of the preferred stock, voting together as a single class with all other classes or series of preferred stock having exercisable voting rights, will be entitled to vote for the election of two additional directors. This election will take place at a special meeting called by the holders of record of at least 10% of any class or series of preferred stock in arrears for six or more consecutive quarterly periods. However, if the holders' request for a meeting is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, then the election will take place at the next annual or special meeting of stockholders. This voting right of the holders of preferred stock will apply to each subsequent annual meeting until:

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  for cumulative preferred stock, we pay, or declare and set aside a sum sufficient to pay, full dividends that have accumulated for the past dividend periods and the then current dividend period; or

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  for non-cumulative preferred stock, we pay, or declare and set aside a sum sufficient to pay, full dividends for the next four consecutive quarterly dividend periods.

        So long as any shares of a class or series of preferred stock remain outstanding, we may not, without the affirmative vote or the consent of the holders of at least two-thirds of the then outstanding shares of that class or series of preferred stock, given in person or by proxy, either in writing or at a meeting:

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  authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to that outstanding class or series of preferred stock as to dividends or liquidating distributions;

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  reclassify any shares of our authorized capital stock into any shares of capital stock ranking senior to that outstanding class or series of preferred stock as to dividends or liquidating distributions;

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  create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of capital stock ranking senior to that outstanding class or series of preferred stock as to dividends or liquidating distributions; or

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  amend, alter or repeal the provisions of our certificate of incorporation or the certificate of designation for any capital stock ranking senior to that outstanding class or series of preferred stock as to dividends or liquidating distributions, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that outstanding class or series of preferred stock or their holders, with the understanding that:

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  If a merger, consolidation or other transaction occurs, so long as the shares of that class or series of preferred stock remain outstanding or are converted into like securities of the surviving entity, in each case with the terms of that outstanding class or series of preferred stock materially unchanged, the occurrence of the merger, consolidation or other transaction will not be considered to materially and adversely affect the rights, preferences, privileges or voting powers of holders of that outstanding class or series of preferred stock. In determining whether the terms of that outstanding class or series of preferred stock remain materially unchanged, it must be taken into account that we may not be the surviving entity and that the surviving entity may be a non-corporate entity, such as a limited liability company, limited partnership or business trust in which case that outstanding class or series of preferred stock would be converted into an equity interest, other than stock, having substantially equivalent terms.

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  Any increase in the amount of authorized shares of that outstanding class or series of preferred stock, the creation of any class or series of preferred stock, or any increase in the amount of authorized shares of any other capital stock, in each case ranking on a parity with or junior to that outstanding class or series of preferred stock as to dividends and liquidating distributions, will not be considered to materially and adversely affect the rights, preferences, privileges or voting powers of holders of that class or series of preferred stock.

        These voting provisions will not apply if, at or before the time when the act that would give rise to a vote occurs, we have converted or redeemed, or called for redemption and set aside sufficient funds in a trust for the redemption of, all outstanding shares of the applicable class or series of preferred stock.

Conversion Rights

  Series A Preferred Stock

        Our series A preferred stock is convertible into common stock from time to time at the option of the holders of our series A preferred stock. The number of shares of common stock issuable upon conversion of the series A preferred stock is computed by:

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  multiplying the number of shares of series A preferred stock by the series A conversion value, which is the amount necessary to generate a 14.62% internal rate of return, as described in the certificate of designations of the series A preferred stock, and

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  dividing the product by $25.00, which price will be adjusted for stock splits, stock dividends and reverse stock splits.

        The series A preferred stock and the common stock received upon the conversion of series A preferred stock automatically will convert into or be exchanged for units of Mills LP if it is determined that their ownership jeopardizes our REIT status. Units of Mills LP then would be redeemable for that number of shares of common stock that would be issuable if, as applicable:

  •
  the series A preferred stock were converted into common stock rather than units of Mills LP; or

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  the common stock received upon the conversion of series A preferred stock had not been exchanged for the units of Mills LP.

  Preferred Stock Generally

        If any class or series of preferred stock may be converted into common stock, the terms and conditions for the conversion will be described in the applicable prospectus supplement. The terms will include:

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  the number of shares of common stock into which the shares of preferred stock are convertible;

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  the conversion price, or provisions for calculating the conversion price;

  •
  the conversion date or period;

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  provisions regarding whether conversion will be at our option or at the option of the holders of the preferred stock;

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  the events requiring an adjustment of the conversion price; and

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  provisions affecting conversion if that class or series of preferred stock is redeemed.

Transfer Agent and Registrar

        The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.

QuickLinks

  Exhibit 1
DESCRIPTION OF THE SERIES B PREFERRED STOCK
DESCRIPTION OF PREFERRED STOCK